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                                                                   EXHIBIT 15
                      [Coopers & Lybrand Letterhead]


                                     May 31, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                   Re:  SIERRA PACIFIC POWER COMPANY
                       REGISTRATION STATEMENT ON FORM S-3

We are aware that our report dated April 26, 1996 on our review of the interim financial information of Sierra Pacific Power Company for the period ended March 31, 1996 and included in the Company's quarterly report on Form 10-Q is incorporated by reference in the registration statement on Form S-3 of Sierra Pacific Resources for the Company's 1,940,000 shares of Trust Originated Preferred Securities. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                     Very truly yours,

                                     /s/ Coopers & Lybrand L.L.P.